Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2025, relating to the financial statements and financial highlights of USCF Midstream Energy Income Fund and USCF Dividend Income Fund and the consolidated financial statements and consolidated financial highlights of USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, USCF Gold Strategy Plus Income Fund, USCF Sustainable Battery Metals Strategy Fund, USCF Energy Commodity Strategy Absolute Return Fund, and USCF Sustainable Commodity Strategy Fund, each a series of USCF ETF Trust, which are included in Form N-CSR for the year ended June 30, 2025, and to the references to our firm under the headings “Other Service Providers”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Prospectuses, and “Other Service Providers”, “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

October 28, 2025